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                                                                    EXHIBIT 10.7

                                    FORM OF
                        EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made and entered into as of July 1, 1998 (the "Effective Date"), by and between Strategix Solutions, Inc., a Delaware corporation (the "Employer") and Allen J. Gershlak, a resident of the State of New York (the "Executive").

     In consideration of the mutual promises, agreements and covenants, and subject to the terms and conditions contained in this Agreement, the Employer and the Executive, intending to be legally bound, hereby agree as follows:

     1.  Employment.  The Employer hereby agrees to employ the Executive as
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President and Chief Operating Officer of Employer, and the Executive hereby accepts such employment by the Employer, in accordance with and subject to the terms and conditions of this Agreement. The Executive will report directly to the Chief Executive Officer of Employer.

     2.  Duties and Authority.  As President and Chief Operating Officer of
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Employer, the Executive shall be responsible for operational management, fiscal responsibilities, and strategic planning of Employer, and shall perform such other duties as are assigned to the Executive by the Chief Executive Officer of the Employer. The Executive agrees to devote his full time, attention and best efforts to the performance of his duties hereunder.

     3.  Term, Employment Period.  The term of employment shall begin on the
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Effective Date and shall terminate on June 30, 2001, unless otherwise renewed or terminated as provided herein. For purposes of this Agreement, the period beginning on the Effective Date and ending on the Date of Termination (as defined in paragraph no. 8.F. below) shall be referred to herein as the "Employment Period."

     4.  Compensation.  During the Employment Period, the Executive will receive
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the following compensation:

             A.  Base Salary.  A base annual salary of $250,000 (the "Base
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Salary"),payable in accordance with the Employer's standard practice for other comparable executives.

             B.  Incentive Compensation.  Additional compensation (the
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"Incentive Compensation") equal to .75% of the growth (increase) in net income
(before taxes) of the Employer for each fiscal year (or part thereof) of the Employer during the Employment Period. Net income shall be determined in accordance with generally accepted accounting principles consistently applied as determined by the Employer's independent auditors, whose determination of net income shall be final and binding upon the Executive and the Employer. The Incentive Compensation payment shall be made on March 31 of the year following
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the fiscal year for which the growth in net income is being calculated.  For any fiscal year of the Employer in which the Effective Date occurs in the middle of the fiscal year or the Date of Termination occurs prior to the end of the fiscal year, the Incentive Compensation shall be calculated based on the growth in net income during the year in which the Effective Date or Date of Termination occurs, divided by twelve (12), multiplied by the number of months or part thereof from the beginning of such fiscal year to the Date of Termination or from the Effective Date to the end of such fiscal year, whichever is applicable. Nothing herein shall be construed as requiring the Employer to extend this Agreement or the Executive to make any payment to the Employer in the event of a decrease in net income.

             C. In no event shall Employee's Total Compensation exceed $500,000 per annum, such limitation to be reviewed annually by the Chief Executive Officer subject to approval by the Compensation Committee of the Board of Directors.

     5.  Stock Options.  On or about the Effective Date, Employer shall grant to
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the Executive 125,000 non-incentive stock options (the "Options") under the
Strategix 1998 Omnibus Incentive Plan. The Options shall have an exercise price equal to the price offered at the initial public offering of the stock. The Options shall be exercisable 33.33% per year beginning one (1) year from the Effective Date, but in no event prior to the Spin-off by AccuStaff Incorporated of Employer. In the event of a Change in Control, as defined in Section 8.C. of this Agreement, all unvested options shall vest.

     6.  Benefits.  During the term of this Agreement, the Employer shall
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provide the Executive with all retirement, welfare, deferred compensation, disability, life insurance and other benefits generally provided to all of the Employer's other senior executive officers. The Executive shall receive twenty
(20) days of paid vacation per year. The Employer shall reimburse the Executive for all reasonable and necessary expenses incurred while conducting the Employer's business in accordance with policies adopted by the Employer from time to time. The Employer shall pay the Executive $750 per month for an automobile used by the Executive for business purposes. Employer shall pay Executive's club dues up to $15,000 per year. The Executive acknowledges that pursuant to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the Employer may be required to report for tax purposes all or a portion of certain of the benefits and reimbursements provided in this Agreement as income in respect of the Executive.

     7.  Non-Competition; Non-Solicitation, Non-Disclosure.  In consideration of
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the employment of the Executive by the Employer, the Executive agrees as follows:

             A.  Non-Competition.   During the Employment Period and for a
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period of two(2) years after the Date of Termination, the Executive will not, directly or indirectly, own, manage, be employed by, work for, consult for, be an officer or director of, advise, represent, engage in or carry on any business anywhere in the United States which competes with the business of the Employer

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as it exists at that time, including temporary staffing, direct-hire staffing, and outsourcing.

             B.  Non-Solicitation.  During the Employment Period and for a
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period of two (2) years after the Date of Termination, the Executive will not solicit or accept any staffing, consulting or outsourcing business from any of the clients of Employer. During this period, Executive shall not hire, recruit or attempt to recruit, for any business which competes with Employer, any person employed or contracted with Employer or employed or contracted with Employer at any time during the previous twelve (12) months.

             C.  Non-Disclosure of Information.  The Executive will not at any
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time, during or after the term of this Agreement in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation, in any manner whatsoever, any confidential, proprietary, or trade secret information of any kind, nature, or description concerning any matters affecting or relating to the business of the Employer, including, but not limited to, matters of a technical nature, such as "know how," secret processes, inventions, computer software, product sources, and matters of a business nature, such as its client lists, client contact information, consultant or contractor information, on-site program(s) and support materials, candidate and recruit lists and information, placement information, pricing lists, contracts, sales reports, sales, financial and marketing data, systems, forms, methods, procedures, and analyses, and any other proprietary information, whether communicated orally or in documentary or other tangible form, concerning how Employer operates its business. The parties to this Agreement recognize that Employer has invested considerable amount of time and money in attaining and developing all of the information described above, and any unauthorized disclosure or release of such Confidential Information in any form would irreparably harm Employer.

     8.  Termination of Employment.
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             A.  Death or Disability.  The Executive's employment shall
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terminate automatically upon the Executive's death during the Employment Period.
Additionally, if the Employer determines in good faith that a Total Disability of the Executive has occurred, it may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Employer shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date") if, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Total Disability" shall mean the physical or mental condition rendering the Executive unable, for a total of six (6) months during any twelve (12) month period, to perform the duties and bear the responsibilities referred to in paragraph no. 2 herein which is determined to be total and permanent by a physician selected by the Employer or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

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             B.  Cause.  The Employer may terminate the Executive's employment
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during the Employment Period for Cause. For purposes of this Agreement, "Cause"
shall mean (i) a material breach by the Executive of the Executive's obligations under paragraph no. 2 above (other than as a result of temporary incapacity due to physical or mental illness, or Disability) which is willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Employer, and which is not remedied in a reasonable period of time (to be not less than fifteen (15) days) after receipt of written notice from the Employer specifying such breach;
(ii) the conviction of the Executive for a felony; or (iii) a breach of the Executive's fiduciary duty to the Employer or willful violation in the course of performing his duties for the Employer of any law, rule or regulation (other than traffic violation or other minor offenses). No act or failure to act on the Executive's part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Employer.

             C.  A Change in Control.  For the purposes of this Agreement,
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"Change in Control" shall mean:

               (i) an acquisition of any voting securities of the Employer by any "Person" (as the term person is used for purposes of Section 3(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-d promulgated under the 1934 Act) of 25% or more of either (a) the then outstanding shares of common stock of the Employer, or (b) the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors;

               (ii) individuals who, as of the Effective Date, constitute the Board of Directors of Employer cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual were a member of the Board of Directors of Employer as of the Effective Date;

               (iii) approval by the shareholders of Employer of a reorganization, merger, or consolidation, in each case unless the shareholders of Employer immediately before such reorganization, merger, or consolidation own, directly or indirectly, immediately

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          following such reorganization, merger, or consolidation at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation in substantially the same proportion as their ownership of the voting securities immediately before such reorganization, merger, or consolidation; or

               (iv) approval by the shareholders of Employer of (a) a complete liquidation or dissolution of the Employer, or (b) the sale or other disposition of all or substantially all of the assets of the Employer.

             D.  Without Cause.  Either the Employer or the Executive may
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terminate this Agreement without Cause or reason upon not less than thirty (30)
days written notice to the other, setting forth the effective date of termination.

             E.  Notice of Termination.  Any termination by the Employer for
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Cause shall be communicated to the other party by Notice of Termination. For purposes of this Agreement, a "Notice of Termination" means (i) a written notice which indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment; and (iii) specifies the Date of Termination. The failure by the Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Employer hereunder or preclude the Executive or the Employer from asserting such fact or circumstance in enforcing the Executive's or the Employer's rights hereunder.

             F.  Date of Termination.  "Date of Termination" means (i) the end
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of the term of the Agreement specified in paragraph no. 3 (as such term may be extended from time-to-time by written agreement of both parties) if Employer has given any combination of a total of twelve (12) months of notice or severance pay (such pay to consist of the applicable Base Salary and Incentive Compensation plus the payment of Employee's health insurance premium under COBRA for any severance period beyond Employee's actual employment); (ii) if the Executive's employment is terminated by the Employer for Cause, the date specified in the Notice of Termination as the Date of Termination; (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be; and (iv) if the Executive's employment is terminated by either party other than for death, Disability or Cause, the date set forth in the notice required under subparagraph D. above as the Date of Termination is to be effective.

     9.  Obligations of the Employer upon Termination.  Upon the termination of
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the Executive's employment for any reason, the Executive shall be entitled to
Base Salary and all benefits (including accrued vacation) through the Date of

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Termination.  Upon the termination of the Executive's employment following a
Change in Control within one (1) year, or other than by (a) the expiration of the Employment Period (or any extension of such term); or (b) the Employer with Cause, the Executive shall in addition be entitled to receive: (i) a lump sum payment equal to the present value of the Executive's annual Base Salary as of the Date of Termination; (ii) a lump sum payment of the present value of the pro rata Incentive Compensation payment as determined through the Date of Termination; and (iii) the payment of the Employer's share of Employee's health insurance premium under COBRA for a period of one (1) year. For purposes of this Agreement, "present value" shall be determined by using the "Applicable Federal Rate" for the period corresponding with that period over which the present value is being determined. The lump sum payment shall be paid no later than thirty (30) days after the Date of Termination in immediately available United States funds.

     10.  Mitigation of Damages.  The Executive shall not be required to
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mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of self-employment or employment by another employer or otherwise.

     11.  Mandatory Deductions.  Any amounts to which the Executive is entitled
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as compensation, bonus, merit bonus, or any other form of compensation subject to withholding shall be subject to usual deduction for appropriate federal, state, and local income tax obligations of the Executive.

     12.  Notices.  Any notice provided for in this Agreement shall be given in
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writing.  Notices shall be effective from the date of receipt, if delivered personally to the party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the parties at their respective addresses set forth below or to such other address as either party may later specify by notice to the other:

          If to the Employer:

               Strategix Solutions, Inc.
               Centennial Park
               One Corporation Way
               Peabody, Massachusetts  01960
               With a copy to its General Counsel

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          If to the Executive:

               To the then current address of the
               Executive appearing in the
               corporate records of the Company

     13.  Entire Agreement.  This Agreement contains the entire agreement and
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supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment or modification is sought.

     14.  Waiver.  The waiver by one party of a breach of any of the provisions
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of this Agreement by the other shall not be construed as a waiver of any subsequent breach.

     15.  Governing Law; Venue.  The Agreement shall be construed and enforced
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in accordance with the laws of the State of New York.

     16.  Paragraph Headings.  Paragraph headings are for convenience only and
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are not intended to expand or restrict the scope or substance of the provisions of this Agreement.

     17.  Assignability.  The rights and obligations of the Employer under this
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Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment agreement and the rights, obligations, and interests of the Executive hereunder may not be sold, assigned, transferred, pledged, or hypothecated.

     18.  Severability.  If any provision of this Agreement is held by a court
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of competent jurisdiction to be invalid or unenforceable, the remainder of the
Agreement shall remain in full force and shall in no way be impaired.

     19.  Counterparts.  This Agreement may be executed in two (2) or more
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counterparts, each of which shall be deemed an original, and it shall not be necessary. in making proof of this Agreement to account for more than one (1) such counterpart.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of  the date first above written.


                              STRATEGIX SOLUTIONS, INC.


                              By:
                                  ------------------------------------
                              Derek E. Dewan
                              Chairman of the Board


                              THE EXECUTIVE



                              ----------------------------------------
                              Allen J. Gershlak

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